Safe Harbor Language
Included in our presentation materials are
certain estimates and other forward-
looking statements. They are subject to
uncertainties that could cause the actual
results to differ materially. These and other
important uncertainties related to our
business are described in the Company’s
filings with the Securities and Exchange
Commission. All information contained
herein is current as of June 24, 2008, and is
to be considered valid only as of June 24,
2008, regardless of the date reviewed.

Non-GAAP Financial Measures
Also, included in our presentation
materials are certain non-GAAP financial
measures. These measures are provided
and valid as of June 24, 2008, only and
should not be relied upon beyond such
date. Reconciliation of such non-GAAP
measures to the most directly
comparable GAAP measure or measures
are available on our company Web site
at www.centurytel.com.

CenturyTel, Inc.
Increases Cash Dividend
&
Accelerates Current Share
Repurchase Program
Glen Post
Chairman & CEO
June 24, 2008

New Dividend and Leverage Targets Should Allow CenturyTel Share
Price to Better Reflect the Strength of our Operational Performance
CenturyTel Increases Dividend…
ö Increased Annual Cash Dividend to $2.80 from
 $.27 Per Share
 ö Quarterly Dividend of $.70 Per Share
 ö Payout of Approximately 52% of Free Cash
 Flow
ö Declared a One-Time Cash Dividend of $.6325 Per
 Share, Payable July 21, 2008, to Shareholders of
 Record on July 7, 2008
 ö Effectively Adjusts the Total Second Quarter
 Dividend to the New Quarterly Dividend Rate

We Remain Committed to Returning Substantially All
of Our Free Cash Flow to Shareholders
CenturyTel Accelerates Share
Repurchase Program…
ö $385 Million Remaining Under Current $750
 Million Share Repurchase Program
ö Accelerate Purchases to Complete By Year End
 2008 or Early 2009
ö Continue to Distribute Substantially All of
 CenturyTel’s Free Cash Flow to Shareholders
 Consistent with New Leverage Policy
ö Expect Future Share Repurchases With a Target
 Leverage of 2.75 Times

Returning Significant Cash to Shareholders While Maintaining
Flexibility to Grow Long-Term Shareholder Value
CenturyTel’s Leverage Targets…
ö Target Leverage at 2.75 Times From Current
 Leverage of 2.3 Times Net Debt to Operating
 Cash Flow
ö Expect to Retain Financial Flexibility and
 Investment Grade Credit Rating

Cash Flow
Generation
&
Utilization

($MM)
Cumulative FCF
Excludes Non-Recurring Items
Strong Performance Generates Free Cash Flow
Growth Among Best in the Industry
Cash Flow Generation

Cumulative 2004 - 1Q 2008
Dividends
ASR Programs
Open Market
Share
Repurchases
$MM
Continued Commitment to Returning Substantially All Free
Cash Flow to Shareholders
Return of Free Cash Flow

CenturyTel’s
Comparative
Performance

Note: CTL Legacy numbers used for all periods
Source: Analysis of public reports and transcripts of the peer companies
CenturyTel Ranks At or Near Top of
Industry Peer Group-
HSI Penetration Trends

Source: Analysis of public reports and transcripts of the peer companies
Note: CTL Legacy numbers used for all periods
CenturyTel Ranks At or Near Top of
Industry Peer Group-
Incremental HSI Penetration Growth

Source: Analysis of public reports and transcripts of the peer companies
OCF Margins - As Reported

Source: Analysis of public reports and transcripts of the peer companies
NOTE: Respective peer results adjusted for a one-time royalty payment and to reflect bad debt as an expense instead of a contra-revenue.
OCF Margins - Adjusted to
Eliminate SFAS 71

Source: FirstCall as of June 20, 2008
EV/EBITDA - CTL vs. Peers

Sources: Stifel Nicolaus June 16, 2008 Telecom Services Weekly Valuation
Update and Thomson Reuters
FCF Multiple - CTL vs. Peers

Well-Positioned
For the Future

Broadband Deployment
% of Total Access Lines

(Thousands)
*
*Includes Madison River Acquisition
*
High-Speed Internet Customers &
Penetration Rates

Customers - Mar. 31, 2008
Wireline  2,108,000
LD Lines  1,282,000
DSL    586,000
Dial-up  62,600
LightCore Lit Fiber
LightCore Dark Fiber
Competitive Market
Wireline
ONE Network

Cash Return Strategy Provides Flexibility to
Pursue 700 MHz Deployment
700 MHz Opportunity…
ö Strong Cash Flows and Solid Balance Sheet Provide
 Financial Flexibility to Return Significant Cash to
 Shareholders While Continuing to Invest in Our
 Broadband Networks, Including Deployment of our
 700 Megahertz (MHz) Spectrum
ö Combination of Our Up-to-10 Megabit and Gig-E Data
 Capabilities With the Wireless Broadband Services
 Enabled by Our 700 MHz Spectrum Should Provide Us a
 Unique Opportunity to Grow Broadband Revenues and
 Retain and Grow our Broadband Customer Base
ö Capital and Start-up Operating Costs Necessary to
 Deploy 700 MHz and Other Broadband Initiatives can
 be Accomplished Within the Context of the New Cash
 Return and Leverage Strategy

CenturyTel is Well Positioned
ö High-Quality, Broadband Networks Capable of
 Meeting Growing Bandwidth Demand and Delivering
 Emerging Services
ö Strong Cash Flows and Financial Flexibility to Invest
 In and Acquire Strategic Assets
ö Quality OSS and Dedicated, Knowledgeable
 Employees Enable High-Quality Customer Experience
ö Poised to Participate in High-Demand, Broadband
 Services - Video, Home Networking, Managed
 Services, Advertising, Etc.
ö History of Consistently Executing Business Plans,
 Adapting to Industry Changes and Driving
 Shareholder Value

* Excluding nonrecurring items
In Summary, CenturyTel…
ö Announced Significant Restructuring of Cash Return to
 Shareholders
 ö Increased Annual Dividend to $2.80 from $.27 Per Share
 ö Represents Quarterly Dividend Rate of $.70 Per Share
 ö Payout of Approximately 52% of Free Cash Flow
ö Accelerates Completion of the $750 Million Share
 Repurchase Program, Commits to Future Share
 Repurchases
ö Sets Net Debt to Operating Cash Flow Target of 2.75X
ö Expects to Meet or Exceed 2Q 2008 Revenue & Diluted EPS
 Guidance*
ö Remains Well Positioned to Take Advantage of Strategic
 Opportunities As They Arise